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                                                                    Exhibit 99.3

                         PRO FORMA FINANCIAL INFORMATION
                                   (UNAUDITED)


INTRODUCTION TO PRO FORMA FINANCIAL INFORMATION


The following unaudited pro forma financial information is based on the financial statements of Blue Rhino Corporation and its subsidiaries ("Blue Rhino"), Uniflame, Inc. and its subsidiary ("Uniflame") and the combined financial statements of International Propane Products, LLC ("IPP") and Bison Valve, LLC ("Bison"). IPP and Bison are related through common ownership and control, and have accordingly been presented on a combined basis for both the historical financial statements, included elsewhere in this filing, and for the following pro forma statements.

The following unaudited consolidated pro forma balance sheet as of January 31, 2000 has been prepared as if the acquisition of the assets of Uniflame and certain assets of the combined entities of IPP and Bison had occurred on that date. The following unaudited consolidated pro forma statement of operations for the year ended July 31, 1999, and the six months ended January 31, 2000, gives effect to the acquisition by Blue Rhino of the assets of Uniflame and the assets of IPP and Bison, as if such transactions had occurred at the beginning of the periods presented.

On September 21, 1999, Blue Rhino acquired certain assets of Bison for a purchase price of approximately $2.2 million. On March 31, 2000, Blue Rhino acquired certain assets and assumed certain liabilities of IPP for a purchase price of approximately $4.1 million. The allocation of the aggregate purchase price of the acquisitions has been allocated to the tangible and intangible assets and liabilities acquired based upon their respective estimated fair values. The allocation of the aggregate purchase price reflected in the Pro Forma Financial Information is preliminary. The final allocation of the purchase price is contingent upon a final review of the other intangible assets and an assessment of the acquired net assets; however, that allocation is not expected to differ materially from the preliminary allocation. The acquisitions will be accounted for using the purchase method of accounting.

On March 31, 2000, Blue Rhino acquired substantially all the assets of Uniflame, which will be accounted for using the purchase method of accounting. The allocation of the aggregate purchase price of the acquisition (approximately $13.5 million) has been allocated to the tangible and intangible assets and liabilities acquired based upon their respective fair values. The allocation of the aggregate purchase price reflected in the Pro Forma Financial Information is preliminary. The final allocation of the purchase price is contingent upon a final balance sheet audit as of March 31, 2000, the review for other intangible assets and an assessment of the acquired net assets; however, that allocation is not expected to differ materially from the preliminary allocation.

The Pro Forma Financial Information is based on the historical financial statements of Blue Rhino and Uniflame and the combined financial statements of IPP and Bison and the assumptions and adjustments described in the accompanying notes. The unaudited pro forma statements of operations do not purport to represent what Blue Rhino's results of operations actually would have been if the acquisitions had occurred as of the dates indicated or what results will be for any future periods. The Pro Forma Financial Information is based upon assumptions that Blue Rhino believes are reasonable and should be read in conjunction with the Financial Statements and the related notes thereto included elsewhere in this filing.

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                             BLUE RHINO CORPORATION

                        UNAUDITED PRO FORMA BALANCE SHEET
                                 (in thousands)

                                                            January 31, December 31,  December 31,
                                                               2000         1999     1999 Combined                  Blue Rhino
                                                             Blue Rhino   Uniflame,   Bison Valve    Pro Forma      Corporation
                                                            Corporation      Inc.        & IPP      Adjustments      Pro Forma
                                                            -----------   ---------   -----------   -----------     -----------
                           ASSETS                                a            a             a

Current assets:
   Cash and cash equivalents                                  $   284      $   --      $    218       $ (218)  f      $   284
   Accounts receivable, net                                    10,851       1,763             6           (6)  f       12,614
   Inventories                                                    436       1,957           150         (100)  c        2,443
   Prepaid expenses and other current assets                    2,261          85            18         (275)  f        2,089
                                                            -----------   ---------   -----------   -----------     -----------

     Total current assets                                      13,832       3,805           392         (599)          17,430

   Cylinders held under operating lease agreements, net        19,621          --            --           --           19,621
   Property, plant and equipment, net                          20,974         312            57           --           21,343
   Intangibles, net                                            11,986          --            --       15,880   b       27,866
   Other assets                                                 1,015          50            --           --            1,065
                                                            -----------   ---------   -----------   -----------     -----------

     Total assets                                             $67,428      $4,167      $    449      $15,281          $87,325
                                                            ===========   =========   ===========   ===========     ===========


           LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                           $ 6,391      $  743      $    464      $  (464)  f      $ 7,134
   Current portion of debt and capital lease obligations        1,307          11            --           --            1,318
   Current portion of deferred purchase price                      --          --            --          775   d          775
   Amounts payable to Blue Rhino Corporation                       --          --           275         (275)  f           --
   Notes payable  - member                                         --          --         1,907       (1,907)  f           --
   Accrued liabilities                                          1,097         194            97        1,135   b        2,523
                                                            -----------   ---------   -----------   -----------     -----------

     Total current liabilities                                  8,795         948         2,743         (736)          11,750

   Notes payable to bank                                       16,240          --            --        6,986   e       23,226
   Long-term debt, less current maturities                      6,693          11            --           --            6,704
   Deferred purchase price, less current portion                   --          --            --        1,605   d        1,605
   Capital lease obligations, less current maturities             353          --            --           --              353
   Other liabilities                                               --          --            --          310   b          310
                                                            -----------   ---------   -----------   -----------     -----------

     Total liabilities                                         32,081         959         2,743        8,165           43,948

   Stockholders' equity                                        35,347       3,208        (2,294)       7,116   c       43,377
                                                            -----------   ---------   -----------   -----------     -----------

     Total liabilities and stockholders' equity               $67,428      $4,167      $    449      $15,281          $87,325
                                                            ===========   =========   ===========   ===========     ===========


                 The accompanying notes are an integral part of
                     this unaudited pro forma balance sheet.



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

                             BLUE RHINO CORPORATION.

                   NOTES TO UNAUDITED PRO FORMA BALANCE SHEET
                             (amounts in thousands)



(a) The historical balance sheet for Blue Rhino as of January 31, 2000 was derived from the unaudited financial statements filed in Form 10Q. The historical balance sheet for Uniflame and the combined entities of IPP and Bison are derived from the December 31, 1999 audited balance sheets, respectively, which are included elsewhere in this filing.


(b) Reflects the preliminary allocation of the purchase price for the acquisitions. The acquisitions will be accounted for using the purchase method of accounting. Blue Rhino has not yet determined the final allocation of the purchase price and, accordingly, the amounts shown below may differ from the amounts ultimately determined; however, that allocation is not expected to differ materially from the preliminary allocation.

     The preliminary pro forma allocation of the purchase price is as follows:

                                                             Combined
                                                              IPP and
                                                  UniFlame     Bison     Total
                                                  --------   --------   -------

     Purchase price for net assets acquired       $ 13,550   $  6,360   $19,910
     Less - net assets acquired                      3,208      2,267     5,475
                                                  --------   --------   -------

     Excess purchase price over historical
       amounts to be allocated                    $ 10,342   $  4,093   $14,435
                                                  ========   ========   =======

     Allocation of excess of purchase based
       on preliminary estimated values:

         Goodwill and other intangible assets     $ 11,182   $  4,698   $15,880
         Accrued liabilities                          (530)      (605)   (1,135)
         Other liabilities                            (310)        --      (310)
                                                  --------   --------   -------

                                                  $ 10,342   $  4,093   $14,435
                                                  ========   ========   =======


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

(c)  The adjustment to stockholders equity consists of:

                                                             Combined
                                                              IPP and
                                                  UniFlame     Bison     Total
                                                  --------   --------   -------
     Issuance of Blue Rhino common stock           $ 6,693    $ 1,437   $ 8,130
     Less - Elimination of equity or deficit at
       December 31, 1999                            (3,208)     2,294      (914)
     Less - Elimination of intercompany profit
       included in inventory                            --       (100)     (100)
                                                   -------    -------   -------

                                                   $ 3,485    $ 3,631   $ 7,116
                                                   =======    =======   =======

(d) Reflects the deferred purchase price of $2,250 and $130 for Uniflame and IPP, respectively, both payable over three years.

(e) Reflects $6,986 of proceeds from Blue Rhino's revolving credit facility used to finance the acquisitions.

(f) Reflects the elimination of assets and liabilities not acquired and intercompany amounts.


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

                             BLUE RHINO CORPORATION

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                   FOR THE TWELVE MONTHS ENDED JULY 31, 1999
                  (in thousands, except for per share amounts)

                                                                                       Combined                     Blue Rhino
                                                             Blue Rhino   Uniflame,   Bison Valve    Pro Forma      Corporation
                                                            Corporation      Inc.        & IPP      Adjustments      Pro Forma
                                                            -----------   ---------   -----------   -----------     -----------
                                                                  a             a           a
Revenues:
       Net sales                                              $ 51,704     $ 18,172      $   812        $ (742) e     $ 69,946
       Other income                                              2,116          754           --            --           2,870
                                                            -----------   ---------   -----------   -----------     -----------

         Total revenues                                         53,820       18,926          812          (742)         72,816

Operating costs and expenses:
       Cost of sales                                            38,661       14,979          966          (883) e       53,723
       Selling, general and administrative                       8,539        2,606        1,606          (682) b       12,069
       Depreciation and amortization                             2,872          188           15           913  c        3,988
                                                            -----------   ---------   -----------   -----------     -----------

         Total operating costs and expenses                     50,072       17,773        2,587          (652)         69,780
                                                            -----------   ---------   -----------   -----------     -----------

         Income from operations                                  3,748        1,153       (1,775)          (90)          3,036

Other expenses (income):
       Interest expense                                            837          197           71           576  d        1,681
       Loss on investee                                            311           --           --          (311) g           --
       Follow-on offering                                          551           --           --            --             551
       Other, net                                                  (48)         (18)          19            --             (47)
                                                            -----------   ---------   -----------   -----------     -----------

         Income (loss) before provision for income taxes         2,097          974       (1,865)         (355)            851

Provision for income taxes                                          30           --           --            --              30
                                                            -----------   ---------   -----------   -----------     -----------

Net income (loss)                                              $ 2,067      $   974      $(1,865)       $ (355)        $   821
                                                            ===========   =========   ===========   ===========     ===========

Basic and diluted earnings per common share                     $ 0.27                                                 $  0.10

Shares used in per share calculations:
       Basic                                                     7,645                                     562  h        8,207
       Diluted                                                   7,787                                     610  h        8,397


               The accompanying notes are an integral part of this
                    unaudited pro forma financial statement.


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

                             BLUE RHINO CORPORATION

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                   FOR THE SIX MONTHS ENDED JANUARY 31, 2000
                  (in thousands, except for per share amounts)

                                                                                       Combined                     Blue Rhino
                                                             Blue Rhino   Uniflame,   Bison Valve    Pro Forma      Corporation
                                                            Corporation      Inc.        & IPP      Adjustments      Pro Forma
                                                            -----------   ---------   -----------   -----------     -----------
                                                                  a             a           a
SALES
      Net sales                                                $27,865      $13,195      $ 2,452      $ (2,444) e      $41,068
      Other income                                               1,557          125           --                         1,682
                                                            -----------   ---------   -----------   -----------     -----------

         Total revenues                                         29,422       13,320        2,452        (2,444)         42,750

Operating costs and expenses:
      Cost of sales                                             21,030       10,302        1,623        (1,618) e       31,337
      Selling, general and administrative                        5,046        1,672          802          (373) b        7,147
      Depreciation and amortization                              1,893           96           10           457  c        2,456
                                                            -----------   ---------   -----------   -----------     -----------

         Total operating costs and expenses                     27,969       12,070        2,435        (1,534)         40,940
                                                            -----------   ---------   -----------   -----------     -----------

         Income from operations                                  1,453        1,250           17          (910)          1,810

Other expenses (income):
     Interest expense                                              752           51           61           288  d        1,152
     Other, net                                                      9            8       (1,822)        1,833  f           28
                                                            -----------   ---------   -----------   -----------     -----------

         Income before provision for income taxes                  692        1,191        1,778        (3,031)            630

Provision for income taxes                                          --           --           --            --              --
                                                            -----------   ---------   -----------   -----------     -----------

Net income                                                     $   692      $ 1,191      $ 1,778      $ (3,031)        $   630
                                                            ===========   =========   ===========   ===========     ===========

Basic and diluted earnings per common share                    $  0.08                                                 $  0.07

Shares used in per share calculations:
     Basic                                                       8,445                                     562  h        9,007
     Diluted                                                     8,510                                     571  h        9,081


               The accompanying notes are an integral part of this
                    unaudited pro forma financial statement.


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

                             BLUE RHINO CORPORATION

             NOTES TO UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS
                             (amounts in thousands)



(a) Historical balances for Blue Rhino for the 12 months ended July 31, 1999, are derived from the audited financial statements as filed in Form 10-K for the period. The historical balances for Blue Rhino for the 6 months ended January 31, 2000, are derived from the unaudited financial statements as filed in Form 10-Q for the period. The historical balances for Uniflame and for the combined IPP and Bison are derived from the unaudited monthly internal records of the respective companies for the corresponding periods.

(b) Reflects the reduction of the historical compensation expense based upon employment contracts in each of the purchase agreements.

(c) Reflects the incremental change in amortization expense due to purchase accounting and acquired intangible assets in connection with the acquisition. Amortization of non-compete, excess purchase price and other intangible assets is based upon useful lives ranging from 3 to 22 years.

(d) Reflects interest expense (at an assumed rate of 8.25%) associated with the borrowings under Blue Rhino's revolving credit agreement.

(e) Eliminate sales and cost of sales between Bison Valve, IPP and Blue Rhino. The purchase agreement for IPP includes royalty payments to be paid on sales once a certain level is obtained. For the periods presented, these levels were not obtained, therefore no additional royalty payments have been included in the pro forma financial statements.

(f) Eliminate the gain on the sale of certain Bison assets to Blue Rhino in September 1999, which is reflected in the historical amounts of the combined financial statements of IPP and Bison.

(g)  Reflects the elimination of loss on the investment in Bison Valve.

(h) Reflects the issuance of Blue Rhino Corporation's common stock to the Sellers.

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